                                                                   Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                     COMPOST AMERICA HOLDING COMPANY, INC.
                            dated December 12, 1997


                                   ARTICLE I.
                                    Offices.

         SECTION 1.  Registered Office.   The registered office of Compost
America Holding Company, Inc. (hereinafter referred to as the "Corporation") shall be maintained at such locations within the State of New Jersey as the Board of Directors shall from time to time designate. The Corporation shall maintain in and in charge of such registered office an agent upon whom process against the Corporation may be served.

         SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of New Jersey, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.
                           Meetings of Shareholders.

         SECTION 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in October of each year on such date and at such time as the Board of Directors may fix prior to the notice of the meeting. If the election for directors shall not be held on the day designated herein for any annual meeting or at any adjournment of such meeting, the directors shall cause the election to be held at a special meeting, the directors shall cause the election to be held at a special meeting as soon thereafter as may be convenient. At such special meeting, the shareholders may elect the directors and transact other business with the same force and effect as an annual meeting duly called and held.

         SECTION 2. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and shall be called by the President or Secretary upon direction of the Board of Directors upon the written request of a shareholder or shareholders holding of record at least ten percent (10%) of the outstanding shares of the Corporation entitled to vote at such meeting.

         SECTION 3. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place, within or without the State of New Jersey, as shall be designated by the Board of Directors and stated in the notice of the meeting.

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                                       2

         SECTION 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, shall be given not less than ten (10) days nor more than sixty
(60) days before the day on which the meeting is to be held to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address last known to the Secretary of the Corporation. Except where expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by proxy, in writing, waive notice of any meeting, whether before or after such meeting shall be held, notice thereof need not be given to him. Notice of any adjourned meeting of the shareholders shall not be required to be given, except where expressly required by law.

         SECTION 5. Quorum. At each meeting of shareholders, the presence in person or by proxy of shareholders holding of record a majority of the outstanding shares entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 6. Organization. At every meeting of the shareholders, the President, or, in his absence, a Vice-President, or, in the absence of the President and the Vice-President, a chairman chosen by majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary of an Assistant Secretary, the chairman may appoint any person to act as secretary of the meeting.

         SECTION 7. Business and Order of Business. At each meeting of the shareholders, such business may be transacted as may be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise required by law or expressly provided herein or in a certain Stockholders Agreement dated November 3, 1997, as amended, to which the Corporation is a party. The order of business at all meetings of the shareholders shall be as determined by

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                                       3

the Chairman, subject to the approval of a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 8. Voting. At each meeting of shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his name on the books of the Corporation at the close of business on such date preceding the day on which the notice of the meeting was given as the Board of Directors shall by resolution determine, or, if no notice was given, on the day next preceding the day on which the meeting is held, except where, pursuant to the provisions of Section 7 of Article VI of these By-Laws, a date shall have been fixed as a record date for the determination of the shareholders entitled to vote.

         Any shareholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy shall be valid after eleven (11) months after the date of the execution thereof, unless otherwise provided therein. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         At each meeting of shareholders, all matters other than those the manner of deciding of which is expressly regulated by statute or by the Certificate of Incorporation or these By-Laws, shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

         The Board of Directors, in advance of any meeting of the shareholders, or the chairman of the meeting, at such meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof, but no inspectors need be appointed unless expressly requested at the meeting by a shareholder entitled to vote thereat.

         SECTION 9. List of Shareholders. The Secretary, or such other officer of the Corporation who shall have charge of the stock transfer books of the Corporation, shall make and certify, prior to any meeting of the shareholders or any adjournment thereof, a full, true, and complete list, in alphabetical order, of all the shareholders entitled to vote thereat and the post office address of and the number of shares held by each. Such list shall be produced at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         SECTION 10. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders by any provisions of the New Jersey Business Corporation Act or the Certificate of Incorporation or these By-Laws may be taken without a meeting if all the shareholders entitled to vote thereon consent in writing to such action being taken, or subject to the provisions of Section 14A:5-6(2) of the New Jersey

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                                       4

Business Corporation Act, if shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken. Whenever corporate action is so taken, the consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of the shareholders of the Corporation.

         SECTION 11. Director Action Preceding Shareholder Action. Prior to taking any action described below the shareholders shall obtain a resolution of the Board of Directors recommending shareholder action to be taken with respect to each of the following: (i) any significant project, construction or engagement commenced after November 3, 1997, (ii) any merger, consolidation, or divestiture, (iii) any sale, lease, transfer, exchange or other disposition of substantial assets, (iv) any material financial arrangement or indebtedness, (v) any purchase, lease, exchange or other acquisition of substantial assets, (vi) any increase or reduction of, or change in, the Corporation's authorized capital stock, or the creation of any additional class of capital stock of the Corporation, (vii) any amendment to the Certificate of Incorporation or Bylaws of the Corporation, (viii) the dissolution, liquidation, reorganization or application for receivership of the Corporation, (ix) any significant change in the conduct of the business of the Corporation, (x) any increase or decrease in the size of the Board or Directors from nine (9) directors, and (xi) any such other substantial corporate change as determined by the Board of Directors.

                                   ARTICLE III.
                               Board of Directors.

         SECTION 1. General Powers. The property, affairs, and business of the Corporation shall he managed by the Board of Directors.

         SECTION 2. Number, Qualifications, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be nine (9). The directors shall be elected annually at the annual meeting of the shareholders, and each director shall hold office until his successor shall have been elected and qualified or until his death, or until he shall have resigned in the manner provided in Section 12 of this Article III or shall have been removed in the manner provided in Section 13 of this Article III, whichever shall first occur. Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of his predecessor on the Board of Directors. Each director, at the time of his election, shall be at least eighteen (18) years of age, but need not be a shareholder of the Corporation.

         SECTION 3. Election of Directors. At each meeting of the shareholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such

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                                       5

election by the holders of shares entitled to vote thereon. At all elections of directors, including elections to fill vacancies in the Board of Directors, each shareholder entitled to vote shall have the right to vote the number of shares held by him for as many persons as there are directors to be elected and for whose election he has a right to vote. The vote for directors need not be by ballot unless demanded by a shareholder entitled to vote thereon at the election and before the voting begins.

         SECTION 4. Annual Meetings. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors may fix from time to time, and if so held, no notice of such meeting need be given.

         SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held not less than once each calendar quarter at such time as the Board of Directors shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

         SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or any two (2) directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five
(5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile, or the equivalent, or be delivered personally or by telephone, not later than the day preceding the day on which the meeting is to be held, except that in the event of an emergency, the President may direct that shorter notice of a special meeting be given personally or by telephone or telegraph, cable, telex, cable, facsimile, or the equivalent. Neither the business to be transacted at nor the purpose of the meeting need be specified in the notice.
 Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, facsimile, or the equivalent, whether before or after such meeting be held, or if he shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.

         SECTION 7. Place of Meeting. Any meetings of the Board of Directors may be held in such manner and at such place or places within or without the State of New Jersey as the Board of Directors may from time to time designate.

         SECTION 8. Quorum and Manner of Acting. A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present shall be

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the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting shall be given in the same manner as notice of special meetings are required to be given as herein set forth. The directors shall act only as a board and the individual directors shall have no power as such.

         SECTION 9. Action by Written Consent. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State.

         SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board (who shall be elected for a 1 year term by the directors at the annual meeting of the Board) or, in his absence, the President, shall act as chairman. The Secretary, in his absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman, shall act as secretary of the meeting.

         SECTION 11. Order of Business. At all meetings of the Board of Directors, business may be transacted in such order as the Board of Directors may from time to time determine.

         Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the
Secretary of the Corporation.   The resignation of any director shall take
effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 13. Removal of Directors. Any director may be removed at any time, either with or without cause, by the shareholders at any regular or special meeting; and the vacancy in the Board of Directors caused by any such removal may be filled by the shareholders at the same meeting.

         SECTION 14. Vacancies. Any vacancy in the Board of Directors, whether caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, shall be filled by the shareholders only; and each director so elected shall hold office for a term to expire at the next annual meeting of the shareholders and until his successor shall have been elected and qualified. In case all the directors shall

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                                       7

die or resign or be removed or disqualified, any shareholder may call a special meeting of the shareholders, upon notice given as herein provided for special meetings of shareholders, at which directors for the unexpired term may be elected by the shareholders.

         SECTION 15. Compensation. The directors shall receive such compensation for their services as directors and such allowance for travelling expenses for attendance at meetings of the Board of Directors, as may be determined by the Board of Directors. The foregoing shall not be construed as prohibiting the payment to any person who is a director of compensation for services rendered to the Corporation in any capacity.

         SECTION 16. Board Committees. (a) The Board of Directors shall not act through an Executive Committee or other committees except as provided herein. (b) The Board of Directors shall appoint a Compensation Committee of four (4) directors, not more than one (1) of whom shall be an employee of the Corporation or any affiliate of the Corporation, up to two (2) of whom shall be directors designated by Wasteco Ventures Limited, and one (1) of whom shall be a director acceptable to Wasteco Ventures Limited and Robert J. Longo. Prior to consideration by the Board, the Committee shall consider all issues relating to compensation, loans and other benefits of senior employees and all issues concerning employee benefit plans. The Board shall not act with respect to the issuance of securities of the Corporation or any subsidiary to employees of the Corporation or other persons or entities in respect of services to the Corporation or any subsidiary unless recommended by a majority vote of the Compensation Committee. (c) The Board of Directors shall appoint an Audit Committee of three (3) directors, not more than one of whom shall be an employee of the Corporation or any affiliate. The Audit Committee shall annually recommend to the Board an independent auditing firm who shall be employed by the Corporation to audit its financial statements. The Board shall not employ independent accountants with respect to any year unless recommended by a majority of the members of the Audit Committee for such year.

         SECTION 17. Indemnification of Directors and Officers. The Corporation shall indemnify each corporate agent, as such term is defined in
Section 14A:3-5 of the New Jersey Business Corporation Act, as heretofore or hereafter amended, to the fullest extent permitted thereby.

         SECTION 18.  Loans to Officers or Employees.   The Board of
Directors may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation, or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation. Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but

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                                       8

not limited to, a pledge of shares of the Corporation and may be made upon such other terms and conditions as the Board of Directors may determine.

                                   ARTICLE IV.
                                    Officers.

         SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Treasurer, and a Secretary, and one or more Assistant Treasurers and Assistant Secretaries, and such other officers as may be elected or appointed by the Board of Directors in accordance with the provisions of Section 3 of this Article IV.

         SECTION 2. Election, Qualifications, and Terms of Office. The officers shall be elected annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV, shall hold office until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal in the manner herein provided. Any person may hold more than one office.

         SECTION 3. Subordinate Officers. The Board of Directors from time to time may elect such other officers and appoint such agents and employees as it may deem necessary or proper. Such officers, agents, and employees shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time prescribe.

         SECTION 4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

         SECTION 5. Removal. Any officer may be removed, either with or without cause, by the Board of Directors.

         SECTION 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 7. The President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, he shall preside at all meetings of shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board

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                                       9

of Directors, and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. The Vice-Presidents. The Board may, but need not, elect one or more Vice Presidents. At the request of the President, any Vice-President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice-President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice-President shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 9.  The Secretary.  The Secretary shall:

         (a) record all the proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose;

         (b) cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

         (c) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

         (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

         (e) have charge of the stock and transfer books of the Corporation and cause such stock and transfer books to be kept in such manner as to show at

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                                       10

         any time the amount of stock of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record;

         (f) perform the duties required of him under Section 9 of Article II of these By-Laws;

         (g) sign (unless the Treasurer, an Assistant Treasurer, or Assistant Secretary shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized; and

         (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 10. The Assistant Secretaries. One or more Assistant Secretaries may, but need not, be designated to act by the Board of Directors. At the request of the Secretary, or in his absence or disability, the President, the Assistant Secretaries shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the President, or the Secretary.

         SECTION 11.  The Treasurer.  The Treasurer shall:

         (a) have charge of and supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation;

         (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries, as shall be selected in accordance with Section 3 of Article V of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

         (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

         (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;


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                                       11

         (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of New Jersey) as shall be designated by the Board of Directors, correct books of account of all its business and transactions;

         (f) sign (unless the Secretary, an Assistant Secretary, or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized; and

         (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 12. The Assistant Treasurers. One or more Assistant Treasurers may, but need not, be designated to act by the Board of Directors. At the request of the Treasurer, or in his absence or disability, the President, the Assistant Treasurers shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the President or the Treasurer.

         SECTION 13. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         SECTION 14. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties.

                                   ARTICLE V.
                Contracts, Checks, Drafts, Bank Accounts, etc.

         SECTION 1. Contracts, etc.; How Executed. The President or any Vice-President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

         SECTION 2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the

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                                       12

Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall be thereunto so authorized from time to time by resolution of the Board of Directors.

         SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 4. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositaries as it may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

         SECTION 5. Loans. No loans or advances shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may effect loans and advances for the Corporation and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation, and to that end may endorse, assign, and deliver the same and do every act and thing necessary or proper in connection therewith.

         SECTION 6. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as shall be thereunto authorized from time to time by the Board of Directors.


                                   ARTICLE VI.
                            Shares and Their Transfer.

         SECTION 1. Stock Certificates. Every holder of shares of the Corporation shall be entitled to have a certificate, signed by the President or a Vice-President and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying

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the class and number of shares owned by him in the Corporation.  In case any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Corporation, the certificate shall be deemed to have been adopted by the Corporation unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name and address of the person owning the share represented thereby, the claim and number of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "canceled," with the date of cancellation.

         SECTION 2. Stock Record Books. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation or by any officer or agent designated by the Board of Directors.

         SECTION 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to him, and if any shareholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another shareholder, or any other person) may be served upon him by mail directed to him at his last known post office address.

         SECTION 4. Transfers of Shares. Transfers of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation and on surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person, whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary of the Corporation, such fact shall be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these By-Laws, the Corporation shall not be required or permitted to make any transfer of shares of the Corporation which violate the terms and provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation shall be a party; provided, that the restriction upon the transfer of the shares represented by any stock certificate shall be set forth or referred to upon the certificate.

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                                       14

         SECTION 5. Regulations. Subject to the provisions of this Article VI, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

         SECTION 6. Lost, Destroyed, and Mutilated Certificates. The holder of any shares shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors, in its discretion, may cause to be issued to him a new certificate or certificates of stock upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond, in such sum (not exceeding double the value of such shares) and with such surety or sureties as it may direct, to indemnity the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

         SECTION 7. Fixing of Record Dates. The Board of Directors shall have the power to fix in advance a date, not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or allotment of any right, or the date when any change, conversion, or exchange of shares shall go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or allotment of any right, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action, and in such case only shareholders of record on the record date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of any such dividend or allotment of any right, or to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

                                   ARTICLE VII.
                             Dividends, Surplus, etc.

         Subject to any restrictions imposed by statute, the Board of Directors from time to time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends shall be declared and paid to shareholders out of the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any of such surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time to time may set aside from such surplus such sum or sums as it in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, or for the

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                                       15

purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem conducive to the best interest of the Corporation. All such surplus, until actually declared in dividends or used and applied as aforesaid, shall be deemed to be so set aside by the Board of Directors for one or more of said purposes.

                                  ARTICLE VIII.
                                 Corporate Seal.

         The Corporation shall have a corporate seal which shall be in circular form, shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of New Jersey and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE IX.
                                   Fiscal Year.

         The fiscal year of the Corporation shall be from May 1 of one year through April 30 of the following year.

                                    ARTICLE X.
                                   Accountants.

         The Board of Directors of the Corporation shall designate from time to time the independent accountants of the Corporation in accordance with
Section 16(c).

                                   ARTICLE XI.
                                   Amendments.

         All By-Laws of the Corporation shall be subject to amendment, alteration, or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, by the shareholders but not by the Board of Directors, except as otherwise expressly required by statute. Any By-Law adopted, amended, or repealed by the shareholders may not be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves the right to amend or repeal it to the shareholders.

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                                       16

                                   ARTICLE XII.
                                Force and Effect.

         These By-Laws are subject to the provisions of the New Jersey Business Corporation Act, the Certificate of Incorporation, and to the fullest extent permitted by law a certain Stockholder Agreement dated November 3, 1997, as amended, to which the Corporation is a party. If any provision in these By-Laws is inconsistent with an express provision of such Act, the Certificate of Incorporation, or the Stockholder Agreement, the provision of such Act, the Certificate of Incorporation or the Stockholder Agreement shall govern to the extent of such inconsistency.